UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2024

Coherent Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed on November 14, 2024 (the “Original 8-K”) by Coherent Corp. (the “Company”). The Original 8-K was filed, in part, to report the results of the matters submitted to a vote at the Company’s 2024 Annual Meeting of Shareholders held on November 14, 2024 (the “Annual Meeting”). The Original 8-K incorrectly announced the vote tally for the election of Howard H. Xia as a Class One Director to serve until the Company’s 2027 annual meeting of shareholders or until his successor is duly elected and qualified (the “Vote Tally”). The purpose of this Amendment is to disclose the corrected Vote Tally and, to do so, the Company has amended and restated the Vote Tally set forth in Item 5.07(b) of the Original 8-K below. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K, and this Amendment should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders elected Howard H. Xia as a Class One Director to serve until the Company’s 2027 annual meeting of shareholders or until his respective successor is duly elected and qualified. The Vote Tally is as follows:

Howard H. Xia

For	Against	Abstain	Broker Non-Votes
150,349,722	5,476,237	112,493	9,191,440

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: November 18, 2024	By:	/s/ Rob Beard
Rob Beard
Chief Legal and Global Affairs Officer